UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2005 (April 5, 2005)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive

Midland, Texas  79705

(Address of Principal Executive Offices and Zip Code)

432/620-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The information provided in Item 3.03 of this Form 8-K is incorporated by reference to this Item 1.01.

Item 3.03.  Material Modification to Rights of Security Holders

On April 6, 2005, Key Energy Services, Inc. (the “Company”) announced that the holders of at least a majority in principal amount of each of the Company’s outstanding 6 3/8% Senior Notes due 2013 (the “6 3/8% Notes) and 8 3/8% Senior Notes due 2008 (the “8 3/8% Notes and, collectively with the 6 3/8% Notes, the “Notes”), have executed a letter of consent (the “Letter of Consent”) to amend the indentures governing the Notes (the “Indentures”).

As a result, on April 5, 2005, the Company, the Company’s subsidiary guarantors of the Notes and U.S. Bank National Association, the trustee under the Indentures, all have executed and delivered a Fifth Supplemental Indenture with respect to the 6 3/8% Notes (the “Fifth Supplemental Indenture”) and a Seventh Supplemental Indenture with respect to the 8 3/8% Notes (the “Seventh Supplemental Indenture”), pursuant to which certain covenants have been amended to waive (i) until May 31, 2005, any and all defaults or events of default that may arise from the Company’s noncompliance with the reporting requirements specified in the Indentures for the 2003 fiscal year, (ii) until July 31, 2005, any and all defaults or events of default that may arise from the Company’s noncompliance with the reporting requirements specified in the Indentures for the 2004 fiscal year and for the first three fiscal quarters of 2004, and (iii) until August 31, 2005, any and all defaults or events of default that may arise from the Company’s noncompliance with the reporting requirements specified in the Indentures for the first two fiscal quarters of 2005.

In consideration of the consents, the Company has agreed to pay $3.75 for each $1,000 in principal amount of the Notes to all bondholders of record on March 31, 2005 (the “Record Holders”) as a result of the delay in its financial reporting for the years ended December 31, 2003 and December 31, 2004.  In addition, the Company has agreed to pay all Record Holders $1.25 for each $1,000 in principal amount of the Notes on the 1st day of each month for which the reporting covenants have not been satisfied with respect to filings for the 2004 fiscal year and first three quarters of 2004.  Further, on July 1, 2005 the Company will also make a consent payment to the Record Holders equal to $1.25 per $1,000 principal amount of the Notes if the Company fails to file its First Quarter 2005 Form 10-Q with the Securities Exchange Commission (“SEC”) prior to July 1, 2005 and in addition, the Company will make an additional consent payment to the Record Holders equal to $1.25 per $1,000 principal amount of the Notes if the Company fails to file both the First Quarter 2005 Form 10-Q and the Second Quarter 2005 Form 10-Qs with the SEC prior to August 10, 2005.  Finally, in the event the Company has not filed its Form 10-K for the year ended December 31, 2003 by April 30, 2005, the Company has agreed to pay $3.75 for each $1,000 in principal amount of the Notes on May 1, 2005 to all Record Holders, which would be in addition to the $1.25 fee payable on that date for the filing delay with respect to the Form 10-K for the year ended December 31, 2004.  In addition, the Company has also agreed to continue its reporting of monthly selected financial information until such time that it is current with all financial filings with the SEC.

A copy of the Letter of Consent, the Fifth Supplemental Indenture, the Seventh Supplemental Indenture and the Company’s related press release are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)     Exhibits.

4.1	Form of Letter of Consent dated April 5, 2005, addressed to U.S. Bank National Association, as trustee, and executed by the consenting holders of the Notes.

4.2

Fifth Supplemental Indenture dated as of April 5, 2005, among Key Energy Services, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the Company’s 6 3/8% Senior Notes due 2013.

4.3

Seventh Supplemental Indenture dated as of April 5, 2005, among Key Energy Services, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the Company’s 8 3/8% Senior Notes due 2008.

99.1	Press Release dated April 6, 2005 announcing execution and delivery of waivers to indentures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: April 7, 2005	By:	/s/ Newton W. Wilson, III
Newton W. Wilson, III
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
4.1	Form of Letter of Consent dated April 5, 2005, addressed to U.S. Bank National Association, as trustee, and executed by the consenting holders of the Notes.
4.2

Fifth Supplemental Indenture dated as of April 5, 2005, among Key Energy Services, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the Company’s 6 3/8% Senior Notes due 2013.

4.3

Seventh Supplemental Indenture dated as of April 5, 2005, among Key Energy Services, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the Company’s 8 3/8% Senior Notes due 2008.

99.1	Press Release dated April 6, 2005 announcing execution and delivery of waivers to indentures.